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                                                                Exhibit 5.01

                        [Fenwick & West LLP Letterhead]



                                       June 2, 1998




Macrovision Corporation
1341 Orleans Drive
Sunnyvale, California 94089

Ladies and Gentlemen:

     At your request, we have examined the Registration Statement on Form S-3 (the "REGISTRATION STATEMENT") to be filed by you with the Securities and Exchange Commission (the "COMMISSION") on or about June 2, 1998 in connection with the registration under the Securities Act of 1933, as amended, of an aggregate of 1,725,000 shares of the Common Stock (the "COMMON STOCK") of Macrovision Corporation, a Delaware corporation (the "COMPANY"), 1,140,000 of which shares will be issued and sold by the Company and 360,000 of which shares are presently issued and outstanding and will be sold by certain selling stockholders named in the Registration Statement (the "SELLING STOCKHOLDERS").

     In rendering this opinion, we have examined the following:

(1) your registration statement on Form SB-2 (File Number 333-19373) filed with the Commission on January 7, 1997 and declared effective by the Commission on March 12, 1997, together with the Exhibits filed as a part thereof;

(2) your registration statement on Form 8-A filed with the Commission on January 22, 1997;

(3) the Registration Statement, together with the Exhibits filed as a part thereof;

(4)  the Prospectus prepared in connection with the Registration Statement;

(5) the Restated Certificate of Incorporation of the Company filed with the Delaware Secretary of State on March 17, 1997;

(6) the Bylaws of the Company, as amended, filed as an Exhibit with the Company's Registration Statement on Form SB-2.

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Macrovision Corporation
June 2, 1998
Page 2


(7) the minutes of meetings and actions by written consent of the stockholders and Board of Directors of the Company that are contained in your minute books, that you have provided to us (including without limitation (a) the minutes of a meeting of the Company's Board of Directors held on May 18, 1998 and a written consent of the Board of Directors as of June 1, 1998, approving the sale of Common Stock by the Company and the Selling Stockholders and the filing of the Registration Statement with the Commission;

(8) the stock records for the Company that you have provided to us (consisting of the number of shares outstanding provided by your transfer agent, Boston EquiServe LLP on June 1, 1998, and the number of options respecting the Company's capital stock that was prepared by the Company and dated June 1, 1998); and

(9) a Management Certificate addressed to us and dated of even date herewith executed by the Company containing certain factual and other representations.

     By telephone call to the offices of the Commission, we have also confirmed the continued effectiveness of the Company's registration under the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), and the timely filing by you of all reports required to be filed by you pursuant to Sections 13, 14 and 15 of the Exchange Act.

     In our examination of documents for purposes of this opinion, we have assumed, and express no opinion as to, the genuineness of all signatures on original documents, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies, the legal capacity of all natural persons executing the same, the lack of any undisclosed terminations, modifications, waivers or amendments to any documents reviewed by us and the due execution and delivery of all documents where due execution and delivery are prerequisites to the effectiveness thereof.

     As to matters of fact relevant to this opinion, we have relied solely upon our examination of the documents referred to above and have assumed the current accuracy and completeness of the information obtained from records included in the documents referred to above. We have made no independent investigation or other attempt to verify the accuracy of any of such information or to determine the existence or non-existence of any other factual matters; HOWEVER, we are not aware of any facts that would lead us to believe that the opinion expressed herein is not accurate.

     We are admitted to practice law in the State of California, and we express no opinion herein with respect to the application or effect of the laws of any jurisdiction other than the existing laws of the United States of America, of the current version of the Delaware General Corporation Law (without reference to case law or secondary sources) and the existing laws of the State of California.

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Macrovision Corporation
June 2, 1998
Page 3



     Based upon the foregoing, it is our opinion that

(i) the 360,000 shares of Common Stock to be sold by the Selling Stockholders pursuant to the Registration Statement are validly issued, fully paid and nonassessable; and

(ii) the 1,140,000 shares of Common Stock, when issued and sold as described in the Registration Statement, will be validly issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Registration Statement and further consent to all references to us in the Registration Statement, the Prospectus constituting a part thereof and any amendments thereto.

     This opinion speaks only as of its date and is intended solely for your use as an exhibit to the Registration Statement for the purpose of the above issuance of securities and is not to be relied upon for any other purpose.

                                       Very truly yours,

                                       FENWICK & WEST LLP